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                                                            Exhibit 10.2.2

                                   PROMISSORY NOTE

$350,000.00                                                22nd day of May, 1997
                                                           LITTLE ROCK, ARKANSAS

    FOR VALUE RECEIVED, the undersigned promises to pay to the order of Jefferson County, Arkansas, the principal sum of Three Hundred Fifty Thousand and 00/100 dollars ($350,000) with interest on the outstanding principal amount hereof from September 1, 1997 until maturity at the rate of five and one half percent (5.5%) per annum. This indebtedness shall become due and payable as follows:

    Provided that the entire principal balance of the loan evidenced by this Promissory Note is disbursed to the Borrower prior to August 1, 1997, principal and interest shall be due and payable in sixty (60) consecutive quarterly installments of Eight Thousand Six Hundred Four and 58/100's Dollars each ($8,604.58). The first such installment shall be due and payable on October 1, 1997 and each successive quarterly installment shall be due and payable on the first day of each calendar quarter thereafter.

    All payments made hereunder shall be applied first to accrued interest and any balance to principal.

    The indebtedness represented by this Promissory Note is secured, among other things, by a guaranty agreement and a lien and security interest in real estate.

    The maker, endorsers, sureties, guarantors, and all other persons now or hereafter liable hereon waive presentment, demand for payment, protest and notice of dishonor, and the endorsers, sureties, and guarantors consent that the owner or holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto or to grant to any such party any extensions of time for payment of any of said indebtedness or any other indulgences or forbearances whatever without in any way affecting the personal liability of any party hereunder.

    If any payment due under this Promissory Note is not paid within fifteen
(15) days after the date payment is due, the entire principal amount outstanding hereunder together with all accrued interest thereon shall at once become due and payable, without notice, at the option of the holder hereof. Failure to exercise such option shall not constitute a waiver of the right to exercise such option at any time thereafter. A late charge of Fifty and 00/100 Dollars ($50.00) will be assessed against the undersigned for any payments not received within fifteen (15) days after the due date thereof.


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    If this obligation, after default, is placed in the hands of an attorney for collection, the maker will be obligated to pay the holder hereof an additional sum as attorney's fee, not to exceed ten percent (10%) of the unpaid principal plus all accrued interest and all costs and expenses of collection.

    This is the Note referred to in, and is entitled to the benefits of, the Loan Agreement of even date herewith between the undersigned and original payee named above, as the same may be amended from time to time, which Loan Agreement, among other things, contains provisions relating to the prepayment and acceleration of the maturity hereof, and the adjustment of the aforesaid interest rate, upon the happening of certain stated events. Reference is also made to said Loan Agreement, as the same may be amended from time to time.

    The loan evidenced by this Promissory Note was negotiated and consummated in the State of Arkansas and it is understood and agreed that the legality, enforceability, and construction hereof shall be governed by Arkansas law, and to the extent applicable, by the laws of the United States of America.

                         TSI Redfield Laboratories, Inc.

                         By: /s/ John B. Green
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                         Title: Treasurer
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